D-Wave Announces Successful Completion of $150 Million At-the-Market Equity Offering
Company now has the capital necessary to fully execute its plan to sustained profitability and positive cash flow

PALO ALTO, Calif. – Jan. 23, 2025 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, today announced that it has successfully completed sales of $150 million in gross proceeds of its common stock pursuant to its previously disclosed $150 million "at-the-market" equity offering program (the “ATM Program”). The $150 million ATM Program, which was filed on January 10, commenced on January 15th and ended on January 21st, was completed at an average price per share of $6.10 representing a $0.22 per share, or 3.7%, premium over the Volume Weighted Average Price (“VWAP”) of D-Wave’s common stock (per Bloomberg) for the four days that D-Wave sold common stock. The Company’s current cash balance is approximately $320 million. The funds were used, and will continue to be used, for working capital and capital expenditures in support of D-Wave’s ongoing technical development efforts and business operations.
“We believe that the completion of this equity offering provides us with the capital necessary to fully execute our operating plan to sustained profitability and positive cash flow,” said Dr. Alan Baratz, CEO of D-Wave. “We’ve built an incredibly strong business that we expect will continue to drive value not only for our customers but for our stockholders as well. We are leading the commercialization of quantum computing with customer applications deployed in production, quantum computers that have demonstrated the ability to solve useful problems that are unreachable with classical computing, new go-to-market offerings in quantum optimization and on-premise systems sales, and the development of an important new market – quantum AI. Our momentum is evident.”

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:
D-Wave
Kevin Hunt
ir@dwavesys.com
Media Contact:
D-Wave
Alex Daigle media@dwavesys.com

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